Exhibit 99.1

FCB Financial Holdings, Inc. Reports First Quarter 2015 Financial Results

Weston, Fla. – FCB Financial Holdings, Inc. (NYSE:FCB) (the “Company”) today reported financial results for the first quarter of 2015. For the quarter ended March 31, 2015, after deducting the previously disclosed one-time pre-tax charge of $65.5 million in conjunction with the early termination of all loss share agreements, the Company reported a net loss of $16.9 million, or $0.41 per diluted share.

On a core net income basis, the Company had a record quarter. The Company reported core net income for the first quarter of 2015 of $18.1 million, or $0.43 per diluted share. Core net income rose 254% year-over-year and 43% sequentially. This resulted in a core ROA of 121 basis points which represents an increase of 177% year-over-year and 45% sequentially.

•	Net interest income of $48.9 million, up 27% year-over-year;

•	Total loan portfolio grew sequentially at an annualized rate of 20%;

•	New loan fundings of $397 million during the quarter;

•	Demand deposits grew to 19% of total deposits during the quarter;

•	Core efficiency ratio improved to 48.9%, down from 57.9% in the fourth quarter of 2014;

•	Core ROA increased to 121 basis points, up from 84 basis points in the fourth quarter of 2014;

•	Tangible book value per share was $18.30;

•	On March 4, 2015, Florida Community Bank, N.A. (the “Bank”), a wholly-owned subsidiary of the Company, entered into agreements with the Federal Deposit Insurance Corporation (the “FDIC”) which terminated all existing loss share agreements with the FDIC, and the Bank made a payment of $14.8 million to the FDIC as consideration for the early termination of the loss share agreements; and

•	As a result of early termination of loss share agreements with the FDIC, the company recorded a one-time charge of approximately $40.3 million on a tax effected basis, or $65.5 million on a pre-tax basis.

The Company views certain non-recurring items, including but not limited to merger related and restructuring charges, gain/(loss) on investment securities and their corresponding tax effect, as core adjustments to net income. Core adjustments for the first quarter of 2015 included a $65.5 million one-time charge as a result of early termination of all loss share agreements with the FDIC, $5.0 million of deferred tax asset benefit due to better than expected performance of the Great Florida Bank (“GFB”) acquisition, $0.2 million in professional services expense related to the termination of FDIC loss share agreements, $0.2 million of severance expense, $0.1 million of other operating expenses and $1.0 million of gain on investment securities.

The reconciliation of non-GAAP measures (including core net income, core efficiency ratio, core ROA, tangible book value and tangible book value per share), which the Company believes facilitate the assessment of its banking operations and peer comparability, are included in tabular form at the end of this release.

Kent Ellert, Chief Executive Officer and President of FCB Financial Holdings, Inc., commented, “We are pleased by our record first quarter core operating results, having achieved a core ROA of 1.21% and core efficiency ratio of 48.9%. We are excited about our continued organic loan and deposit momentum as well as the strategic and financial benefits due to the early termination of our FDIC loss share agreements.”

Loan Portfolio and Composition

During the quarter, the total loan portfolio, gross of the allowance for loan losses, grew by $189.5 million to $4.1 billion at March 31, 2015, an increase of 5% from $3.9 billion as of December 31, 2014 and 40% from $2.9 billion as of March 31, 2014.

Our new loan portfolio totaled $3.4 billion as of March 31, 2015, an increase of 8% from $3.1 billion as of December 31, 2014 and 74% from $1.9 billion as of March 31, 2014. Our loan growth during the quarter was a result of $397 million of new loan fundings, consisting of $308 million of organic production and $89 million of purchased residential mortgages. Organic loan production for the quarter consisted of $112 million of commercial and industrial, $74 million of commercial real estate and $122 million of residential and consumer. As of March 31, 2015 new loans made up 81% of our total loan portfolio as compared to 79% and 66% as of December 31, 2014 and March 31, 2014, respectively.

Our acquired loan portfolio totaled $764.6 million as of March 31, 2015, a decrease of 7% from $826.2 million as of December 31, 2014 and a decrease of 24% from $1.0 billion as of March 31, 2014. The decrease in the current quarter was driven by resolutions totaling $35.7 million as well as scheduled loan amortization. As of March 31, 2015, acquired loans made up 19% of our total loan portfolio as compared to 21% and 34% as of December 31, 2014 and March 31, 2014, respectively.

Asset Quality

The provision for loan losses of $1.3 million recorded for the first quarter of 2015 includes a $1.3 million provision for new loans and a $73 thousand provision for the acquired loan portfolio. The provision for new loans served to increase the related allowance to $17.3 million, or 0.52% of the $3.4 billion in new loans outstanding. There were no new loan portfolio charge-offs in the first quarter of 2015 and no nonperforming new loans in the portfolio as of March 31, 2015.

Deposits and Borrowings

Deposits totaled $4.2 billion as of March 31, 2015, an increase of 6% from $4.0 billion as of December 31, 2014 and an increase of 13% from $3.7 billion as of March 31, 2014. During the first quarter of 2015, demand deposits increased by $76.2 million, or 11%, from December 31, 2014 and increased by $374.1 million, or 90%, from March 31, 2014. Demand deposits represent 19% of total deposits as of March 31, 2015 as compared to 18% and 11% as of December 31, 2014 and March 31, 2014, respectively. The cost of deposits improved to 55 basis points for the quarter, representing a basis point decline from the fourth quarter of 2014 and an 8 basis point decline from the first quarter of 2014. Continued growth in demand deposits drove the improvements sequentially and year-over-year.

Net Interest Margin and Net Interest Income

The net interest margin for the first quarter of 2015 was 3.58%, a decrease of 4 basis points both sequentially and year-over-year. The decrease from the fourth quarter of 2014 was due primarily to an average balance reduction in higher yielding acquired loans of $50.9 million.

Net interest income totaled $48.9 million in the first quarter of 2015, a decrease of 2% from $49.8 million in the fourth quarter of 2014 and an increase of 27% from $38.3 million in the first quarter of 2014. Interest income totaled $55.4 million for the first quarter of 2015, a decrease of 2% from $56.4 million in the fourth quarter of 2014 and an increase of 23% from $44.9 million in the first quarter of 2014. Interest income from new loans increased by $2.0 million, or 8%, from the fourth quarter of 2014 due to continued growth in the new loan portfolio. Interest income on acquired loans decreased by $2.5 million, or 13%, from the fourth quarter due to expected payoffs and resolutions of acquired loans. Interest expense remained relatively flat at $6.6 million for the first quarter of 2015 consistent with the fourth and first quarters of 2014.

Noninterest Income and Noninterest Expense

Noninterest income (loss) totaled ($54.1) million for the first quarter of 2015 primarily due to the one-time charge of ($65.5) million as a result of early termination of all FDIC loss share agreements. The Company continues to realize resolution of acquired asset income and gain on sales of other real estate owned stemming from its acquired asset portfolio. As a result of the early termination of the FDIC loss share agreements, the Company recognized all recoveries and gain on sales related to what were previously “covered assets” in its consolidated statement of income as these amounts are no longer shared with the FDIC. For the quarter, the Company realized

$4.9 million of noninterest income related to its acquired asset portfolio. Excluding the aforementioned one-time charge, the primary components of noninterest income for the quarter were loan and other fees, income from resolution of acquired assets, gain on sales of other real estate owned and gain on investment securities of $2.5 million, $3.4 million, $1.6 million and $1.0 million, respectively.

Noninterest expense totaled $30.7 million for the first quarter of 2015, a decrease of 3% from $31.5 million in the fourth quarter of 2014 and 11% from $34.5 million in the first quarter of 2014. For the quarter, the Company recorded non-core expenses of $0.2 million in professional services related to the early termination of the FDIC loss share agreements, $0.2 million of severance and $0.1 million of other operating expenses.

Financial Position

Capital ratios continue to be strong and well in excess of regulatory requirements. Our tangible common equity, Tier 1 leverage, and total risk-based capital ratios were 12.4%, 12.6% and 16.1% for the first quarter of 2015 respectively, compared to 13.0%, 12.8% and 17.6% for the fourth quarter of 2014, respectively. Stockholders’ equity totaled $846.8 million as of March 31, 2015, a decrease of 1% from $851.7 million as of December 31, 2014 primarily driven by a net loss of $16.9 million which was partially offset by a $9.9 increase in accumulated other comprehensive income. Tangible book value per common share is $18.30 as of March 31, 2015.

Conference Call

The Company will host a conference call today, Thursday, April 23, 2015 at 5:00 p.m. Eastern Time. Presentation materials related to the conference call are available on the Company’s website, www.floridacommunitybank.com, by navigating to Investor Relations.

The number to call for this interactive teleconference is (855) 238-8125, and please ask to join the FCB Financial Holdings, Inc. or FCB teleconference. Please dial in 10 minutes prior to the beginning of the call.

A telephonic replay of the conference call will be available through May 23, 2015, by dialing (877) 344-7529 and entering pass code 10063106.

The live broadcast of the conference call will also be available online at the Company’s website by following the link to Investor Relations. An on-line replay of the call will be available at the Company’s website for 90 days.

Forward-Looking Statements

This release may contain “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Any statements about our expectations, beliefs, plans, strategies, predictions, forecasts, objectives or assumptions of future events or performance are not historical facts and may be forward-looking. These statements are often, but not always, made through the use of words or phrases such as “anticipates,” “believes,” “expects,” “can,” “could,” “may,” “predicts,” “potential,” “opportunity,” “should,” “will,” “estimate,” “plans,” “projects,” “continuing,” “ongoing,” “expects,” “seeks,” “intends” and similar words or phrases. Accordingly, these statements involve estimates, known and unknown risks, assumptions and uncertainties that could cause actual strategies, actions or results to differ materially from those expressed in them, and are not guarantees of timing, future results or other events or performance. Because forward-looking statements are necessarily only estimates of future strategies, actions or results, based on management’s current expectations, assumptions and estimates on the date hereof, and there can be no assurance that actual strategies, actions or results will not differ materially from expectations, you are cautioned not to place undue reliance on such statements. Additional information regarding certain risks, uncertainties and other factors that could cause actual strategies, actions and results to differ materially from those contemplated in forward-looking statements is included from time to time in our filings with the SEC, including under the heading “Risk Factors” in our recent Annual Report on Form 10-K. Any forward-looking statement speaks only as of the date on which it is made, and FCB Financial Holdings, Inc. undertakes no obligation to update any forward-looking statement, whether to reflect events or circumstances after the date on which the statement is made, to reflect new information or the occurrence of unanticipated events, or otherwise.

Use of Non-GAAP Financial Measures

Core net income, core efficiency ratio, core return-on-assets (“core ROA”), tangible book value and tangible book value per share are each non-GAAP financial measures used in this release. A reconciliation to what we believe to be the most directly comparable GAAP financial measures - net income in the case of core net income and core ROA, total net interest income, total noninterest income and total noninterest expense in the case of core efficiency ratio, and total shareholders’ equity in the case of tangible book value and tangible book value per share - appears in tabular form at the end of this release. The Company believes each of core net income, core efficiency ratio, and core ROA is useful for both investors and management to understand the effects of certain noninterest items and provides additional perspective on the Company’s performance over time and in comparison to the Company’s competitors. Neither core net income nor core ROA should be viewed as a substitute for net income, nor should core efficiency ratio be viewed as a substitute for total net interest income, total noninterest income and total noninterest expense. The Company believes that tangible book value and tangible book value per share are useful for both investors and management, among other things, as these are measures commonly used by financial institutions, regulators and investors to measure the capital adequacy of financial institutions. The Company believes these measures facilitate comparison of the quality and composition of the Company’s capital over time and in comparison to its competitors. These measures should not be viewed as a substitute for total stockholders’ equity.

These non-GAAP measures have inherent limitations, are not required to be uniformly applied and are not audited. They should not be considered in isolation or as a substitute for financial results and analyses of results reported under GAAP, and should be read in conjunction with the Company’s financial statements prepared in accordance with GAAP. These non-GAAP measures may not be comparable to similarly titled measures reported by other companies.

About FCB Financial Holdings, Inc.

FCB Financial Holdings, Inc. is a bank holding company with one wholly-owned national bank subsidiary, Florida Community Bank, National Association, headquartered in Weston, Florida, which operates 51 branches in Florida. Florida Community Bank offers a comprehensive range of traditional banking products and services to individuals, small and medium-sized businesses, some large businesses, and other local organizations and entities in its market areas. The Bank targets commercial customers engaged in a wide variety of industries including healthcare and professional services, retail and wholesale trade, tourism, agricultural services, manufacturing, distribution and distribution-related industries, technology, automotive, aviation, food products, building materials, residential housing and commercial real estate.

FCB FINANCIAL HOLDINGS, INC. AND SUBSIDIARIES

Consolidated Statements Of Income

(Unaudited)

	Three Months Ended
	March 31, 2015	December 31, 2014	September 30, 2014	June 30, 2014	March 31, 2014
	(Dollars in thousands, except share and per share data)
Interest income:
Interest and fees on loans	$43,306	$43,900	$42,085	$37,833	$34,852
Interest and dividends on investment securities	12,110	12,451	11,530	10,566	9,998
Other interest income	33	53	37	53	68

Total interest income	55,449	56,404	53,652	48,452	44,918

Interest expense:
Interest on deposits	5,585	5,492	6,124	5,833	5,309
Interest on borrowings	980	1,133	1,633	1,466	1,264

Total interest expense	6,565	6,625	7,757	7,299	6,573

Net interest income	48,884	49,779	45,895	41,153	38,345
Provision for loan losses	1,349	3,112	2,805	3,236	1,090

Net interest income after provision for loan losses	47,535	46,667	43,090	37,917	37,255

Noninterest income:
Service charges and fees	757	780	738	707	738
Loan and other fees	2,497	2,270	1,238	2,569	716
Bank-owned life insurance income	1,097	1,168	1,151	1,038	818
FDIC loss share indemnification loss	(65,529)	(5,324)	(5,862)	(5,247)	(4,992)
Income from resolution of acquired assets	3,372	1,061	1,109	1,692	1,037
Gain (loss) on sales of other real estate owned	1,565	200	(128)	(359)	431
Gain (loss) on investment securities	1,007	2,377	2,785	4,448	2,495
Other noninterest income	1,145	2,912	1,319	1,842	1,305

Total noninterest income	(54,089)	5,444	2,350	6,690	2,548

Noninterest expense:
Salaries and employee benefits	16,575	14,885	28,525	13,411	16,420
Occupancy and equipment expenses	3,277	3,248	3,606	3,777	3,433
Loan and other real estate related expenses	2,076	4,566	3,203	3,338	3,761
Professional services	1,406	1,242	1,203	1,352	1,832
Data processing and network	2,718	2,639	2,538	2,357	3,210
Regulatory assessments and insurance	2,119	1,679	2,466	1,920	1,774
Amortization of intangibles	424	425	426	443	416
Other operating expenses	2,055	2,779	6,992	4,146	3,620

Total noninterest expense	30,650	31,463	48,959	30,744	34,466

Income (loss) before income tax expense (benefit)	(37,204)	20,648	(3,519)	13,863	5,337
Income tax expense (benefit)	(20,330)	7,548	(97)	4,697	1,809

Net income (loss)	$(16,874)	$13,100	$(3,422)	$9,166	$3,528

Earnings (loss) per share:
Basic	$(0.41)	$0.32	$(0.09)	$0.26	$0.10
Diluted	$(0.41)	$0.31	$(0.09)	$0.26	$0.10
Weighted average shares outstanding:
Basic	41,421,854	41,409,698	38,952,127	35,892,154	35,892,154
Diluted	41,421,854	42,154,781	38,952,127	35,896,207	35,896,445

FCB FINANCIAL HOLDINGS, INC. AND SUBSIDIARIES

Consolidated Balance Sheets

(Unaudited)

	March 31, 2015	December 31, 2014	March 31, 2014
	(Dollars in thousands)
Assets:
Cash and due from banks	$46,043	$25,397	$34,162
Interest-earning deposits in other banks	66,034	81,688	53,535
Investment securities:
Held to maturity securities	—	—	369
Available for sale securities, at fair value	1,447,776	1,359,098	1,612,386
Federal Home Loan Bank and other bank stock, at cost	65,289	66,891	43,354

Total investment securities	1,513,065	1,425,989	1,656,109

Loans held for sale	1,308	707	—
Loans:
New loans	3,354,452	3,103,417	1,932,196
Acquired loans	764,597	826,173	1,006,166
Allowance for loan losses	(24,513)	(22,880)	(15,494)

Loans, net	4,094,536	3,906,710	2,922,868

FDIC Loss share indemnification asset	—	63,168	80,605
Due from Federal Deposit Insurance Corporation (“FDIC”)	—	1,735	1,938
Premises and equipment, net	38,291	38,962	43,533
Other real estate owned	75,017	74,527	86,244
Goodwill and other intangible assets	88,291	88,615	90,317
Deferred tax assets, net	69,656	47,441	39,183
Bank-owned life insurance	139,733	139,829	116,075
Other assets	85,109	62,860	42,931

Total assets	$6,217,083	$5,957,628	$5,167,500

Liabilities and Stockholders’ Equity
Liabilities:
Deposits:
Transaction accounts:
Noninterest-bearing	$595,389	$593,025	$417,529
Interest-bearing	2,411,142	2,308,657	1,797,976

Total transaction accounts	3,006,531	2,901,682	2,215,505
Time deposits	1,219,470	1,076,853	1,514,164

Total deposits	4,226,001	3,978,535	3,729,669
Borrowings	1,091,118	1,067,981	665,829
Other liabilities	53,130	59,459	48,133

Total liabilities	5,370,249	5,105,975	4,443,631

Stockholders’ Equity:
Class A common stock	37	36	29
Class B common stock	6	7	8
Additional paid-in capital	836,720	834,538	724,067
Retained earnings	18,270	35,144	16,300
Accumulated other comprehensive income (loss)	10,552	679	2,216
Treasury stock, at cost	(18,751)	(18,751)	(18,751)

Total stockholders’ equity	846,834	851,653	723,869

Total liabilities and stockholders’ equity	$6,217,083	$5,957,628	$5,167,500

FCB FINANCIAL HOLDINGS, INC. AND SUBSIDIARIES

Key Metrics

(Unaudited)

	Three Months Ended
	March 31, 2015	December 31, 2014	September 30, 2014	June 30, 2014	March 31, 2014
Performance Ratios
Interest rate spread	3.42%	3.50%	3.36%	3.26%	3.45%
Net interest margin	3.58%	3.62%	3.49%	3.39%	3.62%
Return on average assets	-1.13%	0.87%	-0.24%	0.69%	0.30%
Return on average equity	-7.97%	6.15%	-1.70%	5.02%	1.98%
Efficiency ratio (company level)	-580.71%	56.97%	101.48%	64.26%	84.28%
Average interest-earning assets to average interest bearing liabilities	121.55%	119.64%	118.11%	117.15%	118.86%
Loans receivable to deposits	97.47%	98.77%	89.19%	82.45%	78.78%
Yield on interest-earning assets	4.00%	4.08%	4.05%	3.96%	4.19%
Cost of interest-bearing liabilities	0.58%	0.58%	0.69%	0.70%	0.74%
Asset and Credit Quality Ratios - Total loans
Nonperforming loans to loans receivable	0.40%	0.49%	0.62%	1.07%	0.90%
Nonperforming assets to total assets	1.47%	1.58%	1.66%	2.06%	2.18%
Covered loans to total gross loans	0.00%	6.96%	8.05%	10.00%	11.47%
ALL to nonperforming assets	26.77%	24.36%	20.35%	15.42%	13.76%
ALL to total gross loans	0.60%	0.58%	0.57%	0.55%	0.53%
Asset and Credit Quality Ratios - New Loans
Nonperforming new loans to new loans receivable	0.00%	0.00%	0.00%	0.01%	0.00%
New loan ALL to total gross new loans	0.52%	0.52%	0.53%	0.54%	0.49%
Asset and Credit Quality Ratios - Acquired Loans
Nonperforming acquired loans to acquired loans receivable	2.16%	2.34%	2.51%	3.63%	2.62%
Covered acquired loans to total gross acquired loans	0.00%	33.09%	32.78%	34.11%	33.51%
Acquired loan ALL to total gross acquired loans	0.94%	0.83%	0.72%	0.57%	0.60%
Capital Ratios (Company)
Average equity to average total assets	14.2%	14.2%	13.9%	13.7%	15.3%
Tangible average equity to tangible average assets	12.9%	12.9%	12.6%	12.2%	13.9%
Tangible common equity ratio (1)	12.4%	13.0%	12.5%	11.7%	12.5%
Tier 1 leverage ratio	12.6%	12.8%	13.1%	12.0%	13.4%
Tier 1 risk-based capital ratio	15.6%	17.0%	17.2%	16.0%	17.6%
Total risk-based capital ratio	16.1%	17.6%	17.7%	16.5%	18.1%
Capital Ratios (Bank)
Average equity to average total assets	11.8%	11.7%	11.8%	11.9%	12.3%
Tangible common equity ratio	10.6%	10.4%	10.1%	10.4%	10.5%
Tier 1 leverage ratio	10.7%	10.4%	10.6%	10.8%	11.2%
Tier 1 risk-based capital ratio	13.4%	13.9%	14.0%	14.4%	14.9%
Total risk-based capital ratio	13.9%	14.5%	14.6%	14.9%	15.4%

(1)	See Reconciliation of Non-GAAP Financial Measures - Tangible Book Value

FCB FINANCIAL HOLDINGS, INC. AND SUBSIDIARIES

Loan Composition

(Unaudited)

	As of
	March 31,	December 31,	September 30,	June 30,	March 31,
	2015	2014	2014	2014	2014
	(Dollars in thousands)
New Loans:
Commercial real estate	$903,629	$853,074	$721,676	$662,199	$569,094
Owner-occupied commercial real estate	325,972	281,703	261,549	230,546	166,031
1-4 single family residential	1,044,480	922,657	734,608	523,987	384,076
Construction, land and development	248,623	232,601	160,899	123,169	79,215
Home equity loans and lines of credit	20,459	11,826	12,774	9,631	22,559

Total real estate loans	$2,543,163	$2,301,861	$1,891,506	$1,549,532	$1,220,975

Commercial and industrial	805,233	795,000	792,093	754,238	709,813
Consumer	6,056	6,556	2,444	2,567	1,408

Total new loans	$3,354,452	$3,103,417	$2,686,043	$2,306,337	$1,932,196

Acquired ASC 310-30 Loans:
Commercial real estate	$309,758	$336,935	$364,753	$413,154	$426,940
1-4 single family residential	77,685	86,308	90,752	98,802	103,776
Construction, land and development	56,403	66,700	71,053	76,210	82,833

Total real estate loans	$443,846	$489,943	$526,558	$588,166	$613,549

Commercial and industrial	63,441	67,498	72,948	81,444	85,360
Consumer	2,588	2,803	2,936	3,345	3,674

Total Acquired ASC 310-30 Loans	$509,875	$560,244	$602,442	$672,955	$702,583

Acquired Non-ASC 310-30 Loans:
Commercial real estate	$69,917	$70,146	$68,578	$76,120	$83,026
Owner-occupied commercial real estate	13,287	14,842	16,640	14,294	13,989
1-4 single family residential	97,450	102,279	105,561	111,056	100,450
Construction, land and development	9,801	9,729	9,744	8,077	8,061
Home equity loans and lines of credit	52,762	54,704	56,170	56,926	65,340

Total real estate loans	$243,217	$251,700	$256,693	$266,473	$270,866

Commercial and industrial	10,825	13,548	13,817	16,766	31,256
Consumer	680	681	809	1,121	1,461

Total Acquired Non-ASC 310-30 Loans	254,722	265,929	271,319	284,360	303,583

Total loans	$4,119,049	$3,929,590	$3,559,804	$3,263,652	$2,938,362

FCB FINANCIAL HOLDINGS, INC. AND SUBSIDIARIES

Deposit Composition

(Unaudited)

	As of
	March 31,	December 31,	September 30,	June 30,	March 31,
	2015	2014	2014	2014	2014
	(Dollars in thousands)
Noninterest-bearing demand deposits	$595,389	$593,025	$525,152	$435,055	$417,525
Interest-bearing demand deposits	196,192	122,380	—	—	—
Interest-bearing NOW accounts	439,400	374,399	526,013	120,197	103,063
Savings and money market accounts	1,775,550	1,811,878	1,695,237	1,970,093	1,694,913
Time deposits	1,219,470	1,076,853	1,244,958	1,432,921	1,514,168

Total deposits	$4,226,001	$3,978,535	$3,991,360	$3,958,266	$3,729,669

FCB FINANCIAL HOLDINGS, INC. AND SUBSIDIARIES

Quarterly Average Balances and Yields

(Unaudited)

	Three Months Ended March 31,			Three Months Ended December 31,
	2015			2014
	Average Balance (1)	Interest/ Expense (2)	Annualized Yield/Rate (3)	Average Balance (1)	Interest/ Expense (2)	Annualized Yield/Rate (3)
	(Dollars in thousands)
Interest-earning assets:
Interest-earning deposits in other banks	$78,344	$33	0.17%	$103,597	$53	0.20%
New loans	3,179,879	26,585	3.34%	2,844,186	24,631	3.39%
Acquired loans (4)	796,571	16,721	8.40%	847,438	19,269	9.10%
Investment securities	1,483,886	12,110	3.26%	1,662,139	12,451	2.93%

Total interest-earning assets	5,538,680	55,449	4.00%	5,457,360	56,404	4.08%

Non-earning assets:
FDIC loss share indemnification asset	44,045			67,521
Noninterest-earning assets	456,245			428,823

Total assets	$6,038,970			$5,953,704

Interest-bearing liabilities:
Interest-bearing demand deposits	$141,879	$132	0.38%	$103,062	$53	0.20%
Interest-bearing NOW accounts	392,318	336	0.35%	370,777	323	0.34%
Savings and money market accounts	1,843,078	2,454	0.54%	1,770,403	2,608	0.58%
Time deposits	1,146,475	2,663	0.94%	1,120,326	2,508	0.89%
FHLB advances and other borrowings	1,032,908	980	0.38%	1,196,942	1,133	0.37%

Total interest-bearing liabilities	$4,556,658	$6,565	0.58%	$4,561,510	$6,625	0.58%

Noninterest-bearing liabilities and shareholders’ equity:
Noninterest-bearing demand deposits	$569,304			$499,058
Other liabilities	53,997			48,564
Stockholders’ equity	859,011			844,572

Total liabilities and stockholders’ equity	$6,038,970			$5,953,704

Net interest income		$48,884			$49,779

Net interest spread			3.42%			3.50%

Net interest margin			3.58%			3.62%

(1)	Average balances presented are derived from daily average balances.
(2)	Interest income is presented on an actual basis and does not include taxable equivalent adjustments.
(3)	Average rates are presented on an annualized basis.
(4)	Includes loans on non-accrual status.

FCB FINANCIAL HOLDINGS, INC. AND SUBSIDIARIES

Quarterly Average Balances and Yields

(Unaudited)

	Three Months Ended March 31,
	2015			2014
	Average Balance (1)	Interest/ Expense (2)	Annualized Yield/Rate(3)	Average Balance (1)	Interest/ Expense (2)	Annualized Yield/Rate(3)
	(Dollars in thousands)
Interest-earning assets:
Interest-earning deposits in other banks	$78,344	$33	0.17%	$126,136	$68	0.22%
New loans	3,179,879	26,585	3.34%	1,814,109	16,381	3.61%
Acquired loans (4)	796,571	16,721	8.40%	834,093	18,471	8.86%
Investment securities	1,483,886	12,110	3.26%	1,517,598	9,998	2.64%

Total interest-earning assets	5,538,680	55,449	4.00%	4,291,936	44,918	4.19%

Non-earning assets:
FDIC loss share indemnification asset	44,045			85,998
Noninterest-earning assets	456,245			347,185

Total assets	$6,038,970			$4,725,119

Interest-bearing liabilities:
Interest-bearing demand deposits	$141,879	$132	0.38%	$—	$—	0.00%
Interest-bearing NOW accounts	392,318	336	0.35%	99,470	36	0.15%
Savings and money market accounts	1,843,078	2,454	0.54%	1,552,067	1,883	0.49%
Time deposits	1,146,475	2,663	0.94%	1,411,137	3,390	0.97%
FHLB advances and other borrowings	1,032,908	980	0.38%	548,267	1,264	0.92%

Total interest-bearing liabilities	$4,556,658	$6,565	0.58%	$3,610,941	$6,573	0.74%

Noninterest-bearing liabilities and shareholders’ equity:
Noninterest-bearing demand deposits	$569,304			$352,994
Other liabilities	53,997			38,963
Stockholders’ equity	859,011			722,221

Total liabilities and stockholders’ equity	$6,038,970			$4,725,119

Net interest income		$48,884			$38,345

Net interest spread			3.42%			3.45%

Net interest margin			3.58%			3.62%

(1)	Average balances presented are derived from daily average balances.
(2)	Interest income is presented on an actual basis and does not include taxable equivalent adjustments.
(3)	Average rates are presented on an annualized basis.
(4)	Includes loans on non-accrual status.

FCB FINANCIAL HOLDINGS, INC. AND SUBSIDIARIES

Reconciliation of Non-GAAP Financial Measures - Core Net Income

(Unaudited)

	Three Months Ended
	March 31, 2015	December 31, 2014	September 30, 2014	June 30, 2014	March 31, 2014
	(Dollars in thousands)
Net Income (loss)	$(16,874)	$13,100	$(3,422)	$9,166	$3,528
Pre-tax Adjustments
Noninterest income
Less: Gain (loss) on investment securities	1,007	2,377	2,785	4,448	2,495
FDIC loss share indemnification loss	(65,529)	—	—	—	—
Noninterest expense
Salaries and employee benefits	185	1	15,379	—	2,220
Occupancy and equipment	—	—	—	225	—
Loan and other real estate related expenses	—	—	—	—	135
Professional services	245	—	—	—	379
Data processing and network fees	2	—	—	—	893
Regulatory assessments and insurance	—	—	—	—	—
Amortization of intangibles	—	—	—	—	—
Other operating expenses	64	(6)	4,895	1,290	1,467
Taxes
Tax Effect of adjustments (1)	(30,065)	1,881	(4,254)	1,144	(1,014)

Core Net Income	$18,079	$12,599	$9,813	$7,377	$5,113

Average assets	$6,038,970	$5,953,704	$5,738,087	$5,354,260	$4,725,119
ROA (2)	-1.13%	0.87%	-0.24%	0.69%	0.30%
Core ROA (3)	1.21%	0.84%	0.68%	0.55%	0.44%

(1)	Tax effected at marginal income tax rate of 39% except for non tax deductible items. Core tax rate of 35-36% in 2015.
(2)	Return on assets: Annualized net income / average assets
(3)	Core return on assets: Annualized core net income / average assets

FCB FINANCIAL HOLDINGS, INC. AND SUBSIDIARIES

Reconciliation of Non-GAAP Financial Measures - Core Efficiency Ratio

(Unaudited)

	Three Months Ended
	March 31, 2015	December 31, 2014	September 30, 2014	June 30, 2014	March 31, 2014
	(Dollars in thousands)
Reported: Net interest income	$48,884	$49,779	$45,895	$41,153	$38,345
FTE adjustment	777	711	475	487	492

Core net interest income	$49,661	$50,490	$46,370	$41,640	$38,837

Reported: Noninterest income	$(54,089)	$5,444	$2,350	$6,690	$2,548
FTE adjustment	702	747	736	664	523
Less: Gain (loss) on investment securities	1,007	2,377	2,785	4,448	2,495
FDIC loss share indemnification loss	(65,529)	—	—	—	—

Core noninterest income (loss)	$11,135	$3,814	$301	$2,906	$576

Reported: Noninterest expense	$30,650	$31,463	$48,959	$30,744	$34,466
Less:
Salaries and employee benefits	185	1	15,379	—	2,220
Occupancy and equipment	—	—	—	225	—
Loan and other real estate related expenses	—	—	—	—	135
Professional services	245	—	—	—	379
Data processing and network fees	2	—	—	—	893
Regulatory assessments and insurance	—	—	—	—	—
Amortization of intangibles	—	—	—	—	—
Other operating expenses	64	(6)	4,895	1,290	1,467

Core noninterest expense	$30,154	$31,468	$28,685	$29,229	$29,372

Efficiency ratio (1)	-580.71%	56.97%	101.48%	64.26%	84.28%
Core efficiency ratio (2)	48.90%	57.95%	61.46%	65.62%	74.52%

(1)	Efficiency ratio: Noninterest expense less amortization of intangibles / (noninterest income + net interest income)
(2)	Core efficiency ratio: Core noninterest expense less amortization of intangibles / (core noninterest income + core net interest income)

FCB FINANCIAL HOLDINGS, INC. AND SUBSIDIARIES

Reconciliation of Non-GAAP Measures - Tangible Book Value Per Share

(Unaudited)

	March 31,	December 31,	September 30,	June 30,	March 31,
	2015	2014	2014	2014	2014
	(Dollars in thousands, except share and per share data)
Total assets	$6,217,083	$5,957,628	$6,054,944	$5,641,708	$5,167,500
Less:
Goodwill and other intangible assets	88,291	88,615	89,040	89,466	90,317

Tangible assets	$6,128,792	$5,869,013	$5,965,904	$5,552,242	$5,077,183

Total stockholders’ equity	$846,834	$851,653	$835,727	$739,448	$723,869
Less:
Goodwill and other intangible assets	88,291	88,615	89,040	89,466	90,317

Tangible stockholders’ equity	$758,543	$763,038	$746,687	$649,982	$633,552

Shares outstanding	41,443,031	41,409,698	41,409,698	35,892,154	35,892,154
Tangible book value per share	$18.30	$18.43	$18.03	$18.11	$17.65
Average assets	$6,038,970	$5,953,704	$5,738,087	$5,354,260	$4,725,119
Average equity	859,011	844,572	799,167	732,377	722,221
Average goodwill and other intangible assets	88,536	88,835	89,276	90,431	73,427
Tangible average equity to tangible average assets	12.9%	12.9%	12.6%	12.2%	13.9%
Tangible common equity ratio	12.4%	13.0%	12.5%	11.7%	12.5%

For questions please contact:

Matthew Paluch

305-668-5420

IR@fcb1923.com